UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2024

Premier, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36092	35-2477140
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13034 Ballantyne Corporate Place Charlotte, NC 28277
(Address of principal executive offices) (Zip Code)

(704) 357-0022

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Retirement of Craig McKasson as Chief Administrative and Financial Officer

Premier, Inc. (the “Company”) is reporting that Craig McKasson, the Company’s Chief Administrative and Financial Officer (and also its principal financial officer) informed the Board of Directors of the Company (the “Board”) on August 15, 2024, that he will step down from his role as the Company’s Chief Administrative and Financial Officer effective November 11, 2024, and will retire from the Company effective December 31, 2024. Mr. McKasson will be retiring after more than 27 years with the Company to pursue personal interests and not due to a disagreement with the Company’s management or Board.

From November 11, 2024, through his December 31, 2024, retirement date, Mr. McKasson will remain employed by the Company as an Executive Advisor and will assist with the transition of his responsibilities to his successor and provide other services as needed. Also, Mr. McKasson is expected to serve as a consultant to the Company following his retirement to continue supporting the Company. In connection with Mr. McKasson’s planned transition, the Company and Mr. McKasson have entered into the following agreements as approved by the Board on August 15, 2024, upon the recommendation of its Compensation Committee: a First Amendment to Senior Executive Employment Agreement dated August 15, 2024, and to be effective November 11, 2024 (the “McKasson Employment Agreement Amendment”), amending the existing Senior Executive Employment Agreement between the Company and Mr. McKasson entered into September 13, 2013 (the “Existing McKasson Employment Agreement”); and a new Master Consulting Services Agreement dated August 15, 2024, and to be effective January 1, 2025 (the “McKasson Consulting Agreement”). Pursuant to the McKasson Employment Agreement Amendment and the McKasson Consulting Agreement:

•

Mr. McKasson will serve as Executive Advisor from November 11, 2024, through December 31, 2024, at his current annual base salary; and he will be entitled to a prorated portion of his payout under the Company’s fiscal year 2025 annual incentive plan (the “AIP”) based on his employment through his December 31, 2024, retirement date pursuant to existing retirement provisions in that plan;

•

Mr. McKasson will provide twenty-four (24) months of consulting services following his December 31, 2024, retirement to support the Company’s business, strategic objectives, and other matters as reasonably requested by the Company, including up to 40 hours of services per month during the first twelve (12) months in exchange for a fixed rate of $30,000 per month, and up to ten (10) hours of services per month during the second twelve (12) months at a fixed rate of $5,708 per month (the period during which Mr. McKasson provides consulting services being the “Consulting Period”);

•

Mr. McKasson’s service during the Consulting Period will be treated as continued service for purposes of his holding, and vesting of, any equity awards that are outstanding and held by Mr. McKasson on the date of his retirement, and accordingly will receive similar treatment as other equity holders regarding such equity awards in the event of a change in control of the Company during the Consulting Period; and

•	Mr. McKasson will continue to have access to coverage under the Company’s health insurance plans during the Consulting Period subject to any limitations in those plans.

Except as described herein, no other material terms of the Existing McKasson Employment Agreement were amended.

The foregoing is a summary description of the terms and conditions of the McKasson Employment Agreement Amendment and McKasson Consulting Agreement and is qualified in its entirety by reference to the McKasson Employment Agreement Amendment and McKasson Consulting Agreement, copies of which are filed as Exhibit 10.1 and 10.2 to this report and incorporated herein by reference.

Appointment of Glenn Coleman as Chief Administrative and Financial Officer

The Company is also reporting that the Board has appointed Glenn Coleman to serve as the successor to Mr. McKasson as the Company’s Chief Administrative and Financial Officer and principal financial officer effective November 11, 2024. In connection with Mr. Coleman’s appointment, and pursuant to an offer letter dated August 15, 2024, the Company and Mr. Coleman entered into the following agreements as approved by the Board on August 15, 2024, based on the recommendation of its Compensation Committee: an Executive Employment and Restrictive Covenant Agreement dated August 15, 2024, and to be effective November 11, 2024 (the “Coleman Employment Agreement”); and a Signing Bonus Agreement dated August 15, 2024 (the “Coleman Bonus Agreement” and, together with the Coleman Employment Agreement, the “Coleman New Hire Agreements”).

The Coleman New Hire Agreements provide for the following compensation and benefits to Mr. Coleman upon the commencement of his employment:

•

Sign-on compensation including (i) a sign-on bonus of $800,000, consisting of an initial installment of $400,000 to be paid after commencement of employment and a second installment of $400,000 to be paid on or after March 31, 2025, subject to his continued employment and an obligation to repay the bonus if his employment terminates other than Termination Without Cause (as defined in the Coleman Employment Agreement) within 18 months, and (ii) a new hire grant of equity awards under the Company’s 2023 Equity Incentive Plan (the “EIP”) with an aggregate grant date value of $3,600,000 and consisting of performance-based restricted stock unit awards (“PSAs”) (weighted 25%) and time-based restricted stock unit awards (“RSUs”) (weighted 75%);

•	An annual base salary of $700,000;

•	An AIP target award of 125% of his base salary, to be prorated for the Company’s 2025 fiscal year based on his employment start date;

•

Eligibility for an annual equity award target of 390% of his base salary under the EIP, including an initial modified equity award under the EIP for the Company’s 2025 fiscal year with an aggregate grant date value of $2,047,500 and consisting of PSAs (weighted 70%) and RSUs (weighted 30%); and

•

Entitlement to severance pay in the event of Termination Without Cause (as defined in the Coleman Employment Agreement), paid over time as salary continuation over twelve months following termination, in a total amount equal to his then-current base salary plus his then-current AIP target award, subject to his compliance with certain conditions specified in the Coleman Employment Agreement.

The foregoing is a summary description of the terms and conditions of the Coleman New Hire Agreements and is qualified in its entirety by reference to the Coleman New Hire Agreements, copies of which are filed as Exhibits 10.3 and 10.4 to this report and incorporated herein by reference.

Mr. Coleman, age 56, is currently the Executive Vice President and Chief Financial Officer of Dentsply Sirona Inc. Prior to joining Dentsply Sirona in September 2022, Mr. Coleman served as the Executive Vice President and Chief Operating Officer of Integra LifeSciences Holdings Corporation from June 2019 until September 2022. From May 2014 until June 2019, Mr. Coleman acted as Integra’s Corporate Vice President and Chief Financial Officer. Prior to joining Integra, Mr. Coleman spent 25 years in financial management positions with leading global businesses, including serving as vice president for finance and corporate controller at Curtiss-Wright Corporation. Mr. Coleman also worked at Alcatel Lucent in various finance executive leadership positions. Mr. Coleman began his career at PricewaterhouseCoopers LLP. Mr. Coleman received his B.S. degree from Montclair State University and has also been a CPA in New Jersey for more than 30 years.

There are no family relationships between any of the Company’s directors or officers and Mr. Coleman that are required to be disclosed under Item 401(d) of Regulation S-K. There are no other arrangements or understandings between Mr. Coleman and any other person pursuant to which Mr. Coleman was appointed as Chief Administrative and Financial Officer. Mr. Coleman has not entered into any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

Appointment of Crystal Climer as the Company’s Principal Accounting Officer

The Company is also reporting that, effective as of August 15, 2024, and in connection with Mr. McKasson’s notice of his retirement, Crystal Climer, currently the Company’s Chief Accounting Officer and one of its executive officers, has become the Company’s principal accounting officer to succeed Mr. McKasson in that role.

Ms. Climer’s full biographical information is provided in the “Executive Officers” section of the Company’s 2023 Proxy Statement, and such disclosure regarding Ms. Climer is incorporated herein by reference. There are no family relationships between any of the Company’s directors or officers and Ms. Climer that are required to be disclosed under Item 401(d) of Regulation S-K. There are no other arrangements or understandings between Ms. Climer and any other person pursuant to which Ms. Climer was appointed as the Company’s principal accounting officer. Ms. Climer has not entered into any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure

On August 20, 2024, the Company issued a press release announcing the management changes described in Item 5.02 of this report. A copy of the press release covering such announcement is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	First Amendment to Senior Executive Employment Agreement dated August 15, 2024 between Premier Healthcare Solutions, Inc. and Craig McKasson.

10.2	Master Consulting Services Agreement dated August 15, 2024 between Premier Healthcare Solutions, Inc. and Craig McKasson.

10.3	Executive Employment and Restrictive Covenant Agreement dated August 15, 2024 between Premier Healthcare Solutions, Inc. and Glenn Coleman.

10.4	Signing Bonus Agreement dated August 15, 2024, between Premier Healthcare Solutions, Inc. and Glenn Coleman.

99.1	Press release of Premier, Inc. dated August 20, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

	By:	/s/ Michael J. Alkire
	Name:	Michael J. Alkire
	Title:	President and Chief Executive Officer

Date: August 20, 2024